UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 4, 2004

EXPERTISE TECHNOLOGY INNOVATION, INC.

(Name of Small Business issuer in its  charter)

Nevada	001-15665	88-0389393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10390 Commerce Center Drive, Suite 250

Rancho Cucamonga, California ?????

(Address of principal executive offices including zip code)

(909) 945-8563

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 4.     Changes in registrant's certifying accountant

On May 4, 2004, the Company dismissed its certifying accountant, Jonathon P. Rueben, CPA An Accountancy Corporation (“Rueben”). Rueben’s reports on the financial statements for the years ended December 31, 2003 and 2002 and the period March 23,1998 (date of inception) through December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles however, the audit reports for the years ended December 31, 2003 and 2002 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the years ended December 31, 2003 and 2002 and the period March 23, 1998 (date of inception) through December 31, 2003, and the subsequent interim period through May 4, 2004 the Company has not had any disagreements with Rueben on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Russell Bedford Stefanou Mirchandani LLP ("Russell Bedford Stefanou Mirchandani") as its certifying accountant as of May 4, 2004 for the Company's fiscal year ending July 31, 2004. The Company has not consulted Russell Bedford Stefanou Mirchandani previously.

Reuben’s letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

Item 7.     Financial Statements and Exhibits.

[insert or delete]

(c)

Exhibits.

Exhibit No.	Exhibit Description
16	Letter from Jonathon P. Rueben, CPA An Accountancy Corporation to the Commission, dated May 10, 2004.

Item 8.     Change in fiscal year

On May 4, 2004, the Board of Directors of the Company approved the change of the Company’s fiscal year end from December 31 to July 31. The Registrant will file a transition report on Form 10-KSB covering the transition period from January 1, 2004 to July 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERTISE TECHNOLOGY INNOVATION, INC.

Date: May 12, 2004	By:	/s/ LARRY WILCOX
Larry Wilcox Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
16	Letter from Jonathon P. Rueben, CPA An Accountancy Corporation to the Commission, dated May 10, 2004.